                                                                      Exhibit 23

                    [Letterhead of Deloitte & Touche Brightman Almagor]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Bay Heart Ltd, we hereby consent to the incorporation of our report dated February 19, 2001, included in Form 10-K of Ampal-American Israel Corporation for the year ended December 31, 2000 (relating to the financial statements of Bay Heart Ltd. not included herein), into Ampal-American Israel Corporation's previously filed Registration Statements file No. 333-61895 and No. 333-55970.


/s/ Brightman, Almagor & Co.
Brightman, Almagor & Co.
Certified Public Accountants

March 26, 2001
Our ref: doc 406717